UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing Thirty-five (35) Ordinary Shares, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement Offering

On October 10, 2025, Quoin Pharmaceuticals Ltd. (the “Company” or “Quoin”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors (the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of securities for gross proceeds at the Closing Date (as defined below) of approximately $16.6 million. The Purchase Agreement provides for the issuance and sale of (i) the Company’s ordinary shares, no par value per share (“Ordinary Shares”) represented by 15,152 American Depositary Shares (“ADSs”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase Ordinary Shares represented by 1,993,939 ADSs, together with (iii) (A) Series H Warrants (the “Series H Warrants”) to purchase Ordinary Shares represented by up to 2,009,091 ADSs (the “Series H Warrant ADSs”), (B) Series I Warrants (the “Series I Warrants”) to purchase Ordinary Shares represented by up to 2,009,091 ADSs (the “Series I Warrant ADSs”), (C) Series J Warrants (the “Series J Warrants”) to purchase Ordinary Shares represented by up to 2,009,091 ADSs (the “Series J Warrant ADSs”), and (D) Series K Warrants (the “Series K Warrants”) to purchase Ordinary Shares represented by up to 2,009,091 ADSs (the “Series K Warrant ADSs” and with the Series H Warrant ADSs, the Series I Warrant ADSs, and the Series J Warrant ADSs, collectively referred to herein as, the “Ordinary Warrant ADSs”). The Series K Warrants together with the Series H Warrants, the Series I Warrants, and the Series J Warrants, are collectively referred to herein as, the “Ordinary Warrants.”

The ADSs and accompanying Ordinary Warrants were sold at a combined purchase price of $8.25 (the “Unit Purchase Price”), and the Pre-Funded Warrants and accompanying Ordinary Warrants were sold at a combined purchase price of $8.2499, which equals the purchase price per ADS and accompanying Ordinary Warrants less $0.0001, which is in turn equal to the exercise price of each Pre-Funded Warrant. The Unit Purchase Price was equal to the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d), plus $0.50.

Dennis Langer, one of the Company’s directors, participated in the Private Placement. Mr. Langer purchased Ordinary Shares represented by 15,152 ADSs and accompanying Ordinary Warrants for a total purchase price of approximately $128,641, at a combined purchase price of $8.49. In accordance with Nasdaq Rules, Mr. Langer’s purchase price was based upon the consolidated closing bid price from the trading day immediately preceding the date the Company entered into the Purchase Agreement, plus $0.50. Mr. Langer’s participation in the Private Placement was approved by both the Audit Committee and the Board of Directors.

The Private Placement closed on October 14, 2025 (the “Closing Date”). The aggregate upfront gross proceeds at the Closing Date were approximately $16.6 million, before deducting placement agent fees and other expenses payable by the Company. The Company received upfront net proceeds of approximately $15 million from the Private Placement, after deducting estimated offering expenses payable by the Company, including placement agent fees and expenses. Quoin intends to use the upfront net proceeds from the Private Placement for general corporate purposes, which may include operating expenses, research and development, including completion of clinical development of QRX003 for Netherton Syndrome, working capital, future acquisitions and general capital expenditures.

The Company has the potential to receive future warrant cash exercise gross proceeds of up to approximately $88.0 million for an aggregate of up to approximately $104.6 million in gross proceeds in connection with the Private Placement. The aggregate net proceeds (assuming the cash exercise of all accompanying Ordinary Warrants) are expected to be sufficient to fund the Company into 2027.

Maxim Group LLC served as the exclusive placement agent in connection with the Private Placement and was paid (i) a cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement (excluding the securities purchased by Mr. Langer, for which no cash fee was received), and (ii) up to $75,000 for legal fees and other out-of-pocket expenses.

Description of the Warrants

A holder of the Pre-Funded Warrants or the Ordinary Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or Ordinary Warrants for ADSs to the extent that the holder, together with its affiliates, would beneficially own more than 4.99%.

The Pre-Funded Warrants have an exercise price of $0.0001 per ADS. The Pre-Funded Warrants are exercisable at any time after their original issuance, subject to the beneficial ownership limitation (as described above) and will not expire until exercised in full. In addition, the Pre-Funded Warrants may be exercised, in whole or in part, any time after issuance by means of a cashless exercise.

The Ordinary Warrants are exercisable at any time after their original issuance, subject to the beneficial ownership limitation (as described above).

•	The Series H Warrants have an exercise price of $9.075 per ADS and may be exercised until the earlier of (i) five (5) years from the Closing Date or (ii) 30 days after the Company’s public announcement that the Company has received Type C meeting minutes from the FDA indicating openness to baseline-controlled pivotal studies for QRX003 for the treatment of Netherton Syndrome.

•	The Series I Warrants have an exercise price of $10.3125 per ADS and may be exercised as follows: (i) 50% of the Series I Warrants may be exercised until the earlier of (A) five (5) years from the Closing Date or (B) 30 days after the Company’s public announcement that the primary endpoint has been met in the monotherapy pivotal trial of QRX003 for the treatment of Netherton Syndrome, and (ii) 50% of the Series I Warrants may be exercised until the earlier of (A) five (5) years from the Closing Date or (B) 30 days after the Company’s public announcement that the primary endpoint has been met in the adjuvant pivotal trial of QRX003 for the treatment of Netherton Syndrome.

•	The Series J Warrants have an exercise price of $12.375 per ADS and may be exercised until the earlier of (i) five (5) years from the Closing Date or (ii) 30 days after the public announcement of the receipt of either accelerated or traditional approval by the FDA of QRX003 for the treatment of Netherton Syndrome.

•	The Series K Warrants have an exercise price of $12.375 per ADS and may be exercised until the earlier of (i) five (5) years from the Closing Date or (ii) 30 days after the public announcement of the Company’s sale of a Priority Review Voucher (PRV).

If at the time of exercise on a date that is six months after the issuance of the Ordinary Warrants (the “Cashless Exercise Deadline”), there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the ADSs underlying the Ordinary Warrants, the Ordinary Warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise,” provided that if the Securities and Exchange Commission (the “SEC”) is closed for operations due to a government shutdown, the Cashless Exercise Deadline shall be extended by the same amount of days that the SEC remains closed for operations.

The exercise price and number of ADSs issuable upon exercise of the Pre-Funded Warrants and the Ordinary Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, change in ADS ratio, reorganizations or similar events affecting our ADSs and the exercise price.

The foregoing does not purport to be a complete description of the Pre-Funded Warrants, the Series H Warrants, the Series I Warrants, the Series J Warrants, or the Series K Warrants, and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, and 4.5, respectively, to this Form 8-K and incorporated herein by reference.

Securities Purchase Agreement

The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the investors signatory thereto, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Pursuant to the terms of the Purchase Agreement, the Company agreed, subject to certain exceptions, (i) to not enter into variable rate financings for a period of 180 days following the Closing Date, (ii) to not enter into any equity financings until the later of 60 days after the Effectiveness Date (as defined below) and 90 days after the Closing Date (the “Initial Standstill Period”), and (iii) to not enter into any equity financings at an effective price per ADS or Ordinary Share that is less than the Unit Purchase Price from the last day of the Initial Standstill Period until 180 days after the Effectiveness Date. The Purchase Agreement further provides that the Purchasers have a right of participation in certain subsequent financings by the Company or any of its Subsidiaries in an amount equal to up to an aggregate of 25% of such subsequent financings for 12 months following the date of the Purchase Agreement.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of the form of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of October 10, 2025, with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the SEC registering the resale of the ADSs, including those underlying the Pre-Funded Warrants and the Ordinary Warrants (the “Resale ADSs”) no later than 30 calendar days after the date of the Registration Rights Agreement, to use its commercially reasonable efforts to have the registration statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the date of the Registration Rights Agreement (or 90 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC) (the “Effectiveness Date”), provided that if the SEC is closed for operations due to a government shutdown, the applicable Effectiveness Date shall be extended by the same amount of days that the SEC remains closed for operations. The Registration Rights Agreement further provide that the Company shall use commercially reasonable efforts to keep such registration statement effective at all times until all securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The foregoing does not purport to be a complete description of the Registration Rights Agreement and is qualified in its entirety by reference to the full text of the form of such document, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Lock-Up Agreements

In connection with the Private Placement, each of the Company’s directors and officers entered into a lock-up agreement (each a “Lock-Up Agreeement” and collectively, the “Lock-Up Agreements”) dated October 10, 2025. Under the Lock-Up Agreements, the Company’s directors and officers agreed not to take any of the following actions without the Placement Agents’ prior written consent for a period of 180 days following the date of the Lock-Up Agreements (the “Lock-Up Period”):

•	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares the director or officer beneficially owns and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise;

•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise;

•	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of the Company, subject to certain exceptions; and

•	publicly disclose the intention to do any of the foregoing during the Lock-Up Period.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Ordinary Shares represented by ADSs, the Pre-Funded Warrants, and the Ordinary Warrants, (ii) the Ordinary Shares represented by ADSs issuable upon exercise of the Pre-Funded Warrants, and (iii) the Ordinary Shares represented by ADSs issuable upon exercise of the Ordinary Warrants, is incorporated herein by reference. None of the issuances of the Ordinary Shares represented by ADSs, the Pre-Funded Warrants, the Ordinary Warrants or the Ordinary Shares represented by ADSs issuable upon exercise of the Pre-Funded Warrants and the Ordinary Warrants, as applicable, were registered under the Securities Act or any state securities laws. The Ordinary Shares represented by ADSs, the Pre-Funded Warrants and the Ordinary Warrants were, and the Ordinary Shares represented by ADSs issuable upon the exercise of the Pre-Funded Warrants and the Ordinary Warrants will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. The Company relied, in part on representations made by the Purchasers in the Purchase Agreement. Each Purchaser has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Item 7.01. Regulation FD Disclosure.

On October 10, 2025, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished and shall not be deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Series H Warrant
4.3	Form of Series I Warrant
4.4	Form of Series J Warrant
4.5	Form of Series K Warrant
10.1	Form of Securities Purchase Agreement, dated October 10, 2025
10.2	Form of Registration Rights Agreement, dated October 10, 2025
99.1	Press Release of the Company, dated October 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 15, 2025	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer